Exhibit 99.1

NEWS RELEASE

Investor Contact: Janet L. Ford, Investor Relations Director 414-278-1890

Media Contact: Autumn Latimore, Public Relations Director 414-278-1860
Associated Banc-Corp Reports First Quarter 2011 Earnings
Net Income to Shareholders of $15.4 Million, or $0.09 per Share
GREEN BAY, Wis. — April 21, 2011 — Associated Banc-Corp (NASDAQ: ASBC) today reported net income to common shareholders of $15.4 million, or $0.09 per common share, for the quarter ended March 31, 2011. This compares to net income to common shareholders of $6.6 million, or $0.04 per common share, for the quarter ended December 31, 2010.
HIGHLIGHTS
•	Pre-tax income improved $25.0 million and net income improved $8.8 million over prior quarter

•	Credit quality metrics improved for the fifth consecutive quarter
•	Nonaccrual loans declined $86 million, or 15% from the prior quarter

•	Loans 30-89 days past due down 12% from December 31, 2010

•	Potential problem loans down 5.4% from prior quarter

•	Net charge-offs were $53 million, down from $108 million the prior quarter
•	Net interest margin expanded for the second consecutive quarter, increasing 19 basis points to 3.32%

•	Capital ratios remain very strong with a Tier 1 common ratio of 12.65%

•	Transferred $61 million of non-core consumer finance installment loans to held for sale, resulting in a $10 million charge-off in the quarter; sale is anticipated to close in the second quarter of 2011

•	Subsequent to quarter end, $262.5 million, or half, of Troubled Asset Relief Program (TARP) Preferred Stock was repurchased
“We are pleased to report our fifth consecutive quarter of improving profitability. We realized significant improvements in our credit quality metrics and our results are progressing as planned,” said Philip B. Flynn, President and Chief Executive Officer. “While generating new loan growth in a slow economy continues to be a challenge, we continue to see improving core lending activity and look forward to more positive results in the periods to come.”
-more-

Key Credit Metrics
Nonaccrual loans declined to $488 million at March 31, 2011, down 15% from $574 million at December 31, 2010. Previous quarterly improvements in nonaccrual loans were largely driven by bulk loan sales; however, the improvement in nonaccrual loans this quarter was driven by organic portfolio improvements, including a lower level of inflows to nonaccrual and problem loan categories.
Other key credit metrics also continued to improve during the quarter. Loans 30-89 days past due totaled $106 million at March 31, 2011, down 12% from $120 million at December 31, 2010. Potential problem loans continued to decline to $912 million at March 31, 2011, down $52 million, or 5.4% from $964 million at December 31, 2010.
Net charge-offs were $53 million for the quarter, down 51% from $108 million during the fourth quarter of 2010. Commercial loan charge-offs declined by $64 million. Consumer loan charge-offs which increased $9 million, includes a $10 million write-off related to the transfer of $61 million of non-core consumer finance installment loans to held for sale during the quarter.
The provision for loan losses was $31 million for the first quarter of 2011, down from $63 million for the prior quarter. The Company’s allowance for loan losses was $454 million, or 3.59% of total loans, at March 31, 2011. This compares to an allowance for loan losses of $477 million, or 3.78%, of total loans at December 31, 2010. The allowance’s coverage of nonaccrual loans improved to 93% at the end of the first quarter of 2011, compared to 83% at the end of the fourth quarter of 2010.
Net Interest Income
Net interest income increased $2.9 million, to $153.7 million, up 2% from the fourth quarter of 2010. The increase was primarily driven by growth in mortgage loan interest income, lower deposit costs, lower wholesale funding costs, and increased income from investments. These improvements were partially offset by lower interest income on commercial real estate loans and consumer loans.
During the quarter, the Company continued to realize the benefits of the deposit and investment strategies we began to implement in the fourth quarter of 2010.
Net interest margin for the quarter ended March 31, 2011, was 3.32%, up 19 basis points from 3.13% for the fourth quarter of 2010. While we expect the margin earned from banking activities will continue to trend higher as the Company grows loans and further optimizes its funding mix and deposit pricing; recent holding company financing, which partially funded our TARP repayment, will more than offset this benefit going forward. Although the net effect of the financed repayment of TARP will be accretive to earnings per share, net interest income and margin will be negatively impacted in future quarters.
-more-

Loans and Deposits
Total loans were $12.7 billion at March 31, 2011, up 1%, from $12.6 billion at December 31, 2010, and average loans grew at an annualized rate of 2.8%.
For the first quarter, the residential mortgage segment of the portfolio grew 8% to $2.5 billion, and the home equity segment of the portfolio was up 2% to $2.6 billion from the prior quarter. The increases in the residential mortgage and home equity segment of the portfolio for the quarter were offset by declines in most other loan categories as we continued to rebalance our risk appetite. Commercial mortgage and construction portfolios totaled $3.9 billion at the end of the quarter, down 4% on annualized basis, from the prior period as we continued to pare our exposures. In contrast, our average C&I lending book, excluding the impact of loan sales and resolutions, expanded on a consecutive quarter basis.
Total interest bearing liabilities declined $569 million, or 4%, as the Company continued to optimize its funding base. Wholesale funding, network and brokered deposits continued to be managed downward, while customer term and sweep repurchase balances continued to grow. At March 31, 2011, all of the Company’s repurchase liabilities totaling $1.9 billion were with customers.
Noninterest Income and Expense
Noninterest income for the quarter ended March 31, 2011, was $72 million, down $13 million compared to $85 million for the fourth quarter of 2010, primarily due to weaker mortgage banking income. Core fee-based revenue of $61 million for the quarter ended March 31, 2011, compared to $60 million for the quarter ended December 31, 2010, as increases in retail commission and trust fees exceeded a $1 million decrease in deposit-related fees.
Mortgage loans originated for sale were $290 million for the quarter ended March 31, 2011, down from $630 million the prior quarter, as a generally higher interest rate environment resulted in lower refinancing activity during the quarter. Net mortgage banking income for the quarter totaled $2 million, down 86% from $13 million for the fourth quarter of 2010. First quarter mortgage banking results included a $0.2 million valuation charge related to mortgage servicing rights compared to a $3 million valuation recovery for the fourth quarter of 2010.
Total noninterest expense for the quarter ended March 31, 2011, was $164 million, down $3 million, or 2%, from $167 million for the quarter ended December 31, 2010. The decrease in total noninterest expense over the prior quarter was primarily due to declines in foreclosure/OREO and FDIC expenses. These declines were partially offset by an increase in personnel and occupancy expenses.
The Company reported income tax expense of $8 million for the first quarter of 2011. This compares to an $8 million tax benefit for the prior quarter, which included a $5 million benefit related to the resolution of certain tax matters, which occurred during the quarter.
-more-

“We are pleased with the progress we have made and continue to be highly positive about the future of our company. Our pro forma capital ratios following the notes offering and partial repurchase of the TARP preferred stock continue to exceed the requirements of our regulators and standards for well-capitalized banks. This strong capital position provides us with flexibility as we continue to execute our strategic plans for growth,” said Flynn. “We remain confident we will achieve our goal of repaying all of the TARP funds in 2011 and will do so in the most shareholder-friendly manner possible.”
FIRST QUARTER 2011 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 21, 2011. Interested parties can listen to the call live on the internet through the investor relations section of the company’s website, www.associatedbank.com/investor, or by dialing 877-348-9354. The slide presentation for the call will be available on the company’s website just prior to the call. The number for international callers is 253-237-1160. Participants should ask the operator for the Associated Banc-Corp first quarter 2011 earnings call, or conference ID number 53318660.
An audio archive of the webcast will be available on the company’s website for one month following the call. A replay of the call will be available starting at 7:00 p.m. CT on April 21, 2011 through 11:00 p.m. CT on May 20, 2011 by dialing 800-642-1687 and entering the conference ID number 53318660. The replay number for international callers is 706-645-9291.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NASDAQ: ASBC) is one of the top 50 financial services holding companies operating in the United States. At December 31, 2010, Associated had total assets of $22 billion. Headquartered in Green Bay, Wis., Associated has approximately 280 banking locations serving more than 150 communities in Wisconsin, Illinois and Minnesota. The company offers a full range of banking services and other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD LOOKING STATEMENTS
Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the Company’s most recent Annual Report filed on Form 10-K as updated by the Company’s most recent Form 10-Q.
# # #

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	March 31,	December 31,	Seql Qtr	September 30,	June 30,	March 31,	Comp Qtr
(in thousands)	2011	2010	$ Change	2010	2010	2010	$ Change

Assets
Cash and due from banks	$299,040	$319,487	$(20,447)	$316,914	$324,952	$284,882	$14,158
Interest-bearing deposits in other financial institutions	498,094	546,125	(48,031)	1,717,853	2,210,946	1,998,528	(1,500,434)
Federal funds sold and securities purchased under agreements to resell	2,015	2,550	(535)	503,950	13,515	19,220	(17,205)
Securities available for sale, at fair value	5,883,541	6,101,341	(217,800)	5,291,336	5,322,177	5,267,372	616,169
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	191,017	190,968	49	190,918	190,870	184,811	6,206
Loans held for sale	85,493	144,808	(59,315)	274,666	321,060	274,003	(188,510)
Loans	12,655,322	12,616,735	38,587	12,372,393	12,601,916	13,299,321	(643,999)
Allowance for loan losses	(454,461)	(476,813)	22,352	(522,018)	(567,912)	(575,573)	121,112

Loans, net	12,200,861	12,139,922	60,939	11,850,375	12,034,004	12,723,748	(522,887)
Premises and equipment, net	186,329	190,533	(4,204)	181,236	181,231	183,401	2,928
Goodwill	929,168	929,168	—	929,168	929,168	929,168	—
Other intangible assets, net	85,200	88,044	(2,844)	84,824	92,176	91,991	(6,791)
Other assets	1,112,807	1,132,650	(19,843)	1,184,046	1,139,960	1,150,512	(37,705)

Total assets	$21,473,565	$21,785,596	$(312,031)	$22,525,286	$22,760,059	$23,107,636	(1,634,071)

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$3,285,604	$3,684,965	$(399,361)	$3,054,121	$2,932,599	$3,023,247	262,357
Interest-bearing deposits, excl Brokered CDs	10,413,994	11,097,788	(683,794)	13,308,530	13,465,974	13,731,421	(3,317,427)
Brokered CDs	324,045	442,640	(118,595)	442,209	571,626	742,119	(418,074)

Total deposits	14,023,643	15,225,393	(1,201,750)	16,804,860	16,970,199	17,496,787	(3,473,144)
Short-term borrowings	2,547,805	1,747,382	800,423	539,263	513,406	575,564	1,972,241
Long-term funding	1,484,177	1,413,605	70,572	1,713,671	1,843,691	1,643,979	(159,802)
Accrued expenses and other liabilities	223,226	240,425	(17,199)	266,643	246,636	210,797	12,429

Total liabilities	18,278,851	18,626,805	(347,954)	19,324,437	19,573,932	19,927,127	(1,648,276)
Stockholders’ Equity
Preferred equity	515,238	514,388	850	513,550	512,724	511,910	3,328
Common stock	1,744	1,739	5	1,738	1,737	1,737	7
Surplus	1,576,903	1,573,372	3,531	1,569,963	1,567,315	1,564,536	12,367
Retained earnings	1,055,344	1,041,666	13,678	1,036,800	1,032,065	1,044,501	10,843
Accumulated other comprehensive income	45,731	27,626	18,105	78,798	73,173	59,744	(14,013)
Treasury stock	(246)	—	(246)	—	(887)	(1,919)	1,673

Total stockholders’ equity	3,194,714	3,158,791	35,923	3,200,849	3,186,127	3,180,509	14,205

Total liabilities and stockholders’ equity	$21,473,565	$21,785,596	$(312,031)	$22,525,286	$22,760,059	$23,107,636	$(1,634,071)

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended
	March 31,		Quarter
(in thousands, except per share amounts)	2011	2010	$ Change	% Change

Interest Income
Interest and fees on loans	$142,771	$159,291	$(16,520)	(10.4%)
Interest and dividends on investment securities:
Taxable	34,652	46,168	(11,516)	(24.9%)
Tax-exempt	7,713	8,708	(995)	(11.4%)
Other interest and dividends	1,458	1,773	(315)	(17.8%)

Total interest income	186,594	215,940	(29,346)	(13.6%)
Interest Expense
Interest on deposits	18,249	28,745	(10,496)	(36.5%)
Interest on short-term borrowings	3,579	2,026	1,553	76.7%
Interest on long-term funding	11,043	15,947	(4,904)	(30.8%)

Total interest expense	32,871	46,718	(13,847)	(29.6%)

Net Interest Income	153,723	169,222	(15,499)	(9.2%)
Provision for loan losses	31,000	165,345	(134,345)	(81.3%)

Net interest income after provision for loan losses	122,723	3,877	118,846	N/M
Noninterest Income
Trust service fees	9,831	9,356	475	5.1%
Service charges on deposit accounts	19,064	26,059	(6,995)	(26.8%)
Card-based and other nondeposit fees	15,598	13,812	1,786	12.9%
Retail commissions	16,381	15,817	564	3.6%

Total core fee-based revenue	60,874	65,044	(4,170)	(6.4%)
Mortgage banking, net	1,845	5,407	(3,562)	(65.9%)
Capital market fees, net	2,378	130	2,248	N/M
Bank owned life insurance income	3,586	3,256	330	10.1%
Asset sale losses, net	(1,986)	(1,641)	(345)	21.0%
Investment securities gains (losses), net	(22)	23,581	(23,603)	(100.1%)
Other	5,507	2,261	3,246	143.6%

Total noninterest income	72,182	98,038	(25,856)	(26.4%)
Noninterest Expense
Personnel expense	88,930	79,355	9,575	12.1%
Occupancy	15,275	13,175	2,100	15.9%
Equipment	4,767	4,385	382	8.7%
Data processing	7,534	7,299	235	3.2%
Business development and advertising	4,943	4,445	498	11.2%
Other intangible amortization	1,178	1,253	(75)	(6.0%)
Legal and professional fees	4,482	2,795	1,687	60.4%
Losses other than loans	6,297	1,979	4,318	218.2%
Foreclosure/OREO expense	6,061	7,729	(1,668)	(21.6%)
FDIC expense	8,244	11,829	(3,585)	(30.3%)
Other	16,465	17,615	(1,150)	(6.5%)

Total noninterest expense	164,176	151,859	12,317	8.1%

Income (Loss) before income taxes	30,729	(49,944)	80,673	N/M
Income tax expense (benefit)	7,876	(23,555)	31,431	N/M

Net income (loss)	22,853	(26,389)	49,242	N/M
Preferred stock dividends and discount	7,413	7,365	48	0.7%

Net income (loss) available to common equity	$15,440	$(33,754)	$49,194	N/M

Earnings (Loss) Per Common Share:
Basic	$0.09	$(0.20)	$0.29	N/M
Diluted	$0.09	$(0.20)	$0.29	N/M

Average Common Shares Outstanding:
Basic	173,213	165,842	7,371	4.4%
Diluted	173,217	165,842	7,375	4.4%

N/M — Not meaningful.

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

			Sequential Qtr					Comparable Qtr
(in thousands, except per share amounts)	1Q11	4Q10	$ Change	% Change	3Q10	2Q10	1Q10	$ Change	% Change

Interest Income
Interest and fees on loans	$142,771	$146,444	$(3,673)	(2.5%)	$148,937	$153,815	$159,291	$(16,520)	(10.4%)
Interest and dividends on investment securities:
Taxable	34,652	32,420	2,232	6.9%	36,151	40,292	46,168	(11,516)	(24.9%)
Tax-exempt	7,713	8,150	(437)	(5.4%)	8,499	8,558	8,708	(995)	(11.4%)
Other interest and dividends	1,458	2,078	(620)	(29.8%)	2,629	2,213	1,773	(315)	(17.8%)

Total interest income	186,594	189,092	(2,498)	(1.3%)	196,216	204,878	215,940	(29,346)	(13.6%)
Interest Expense
Interest on deposits	18,249	23,039	(4,790)	(20.8%)	25,879	28,360	28,745	(10,496)	(36.5%)
Interest on short-term borrowings	3,579	2,288	1,291	56.4%	1,849	1,820	2,026	1,553	76.7%
Interest on long-term funding	11,043	12,905	(1,862)	(14.4%)	14,584	14,905	15,947	(4,904)	(30.8%)

Total interest expense	32,871	38,232	(5,361)	(14.0%)	42,312	45,085	46,718	(13,847)	(29.6%)

Net Interest Income	153,723	150,860	2,863	1.9%	153,904	159,793	169,222	(15,499)	(9.2%)
Provision for loan losses	31,000	63,000	(32,000)	(50.8%)	64,000	97,665	165,345	(134,345)	(81.3%)

Net interest income after provision for loan losses	122,723	87,860	34,863	39.7%	89,904	62,128	3,877	118,846	N/M
Noninterest Income
Trust service fees	9,831	9,518	313	3.3%	9,462	9,517	9,356	475	5.1%
Service charges on deposit accounts	19,064	20,390	(1,326)	(6.5%)	23,845	26,446	26,059	(6,995)	(26.8%)
Card-based and other nondeposit fees	15,598	15,842	(244)	(1.5%)	14,906	14,739	13,812	1,786	12.9%
Retail commissions	16,381	14,441	1,940	13.4%	15,276	15,722	15,817	564	3.6%

Total core fee-based revenue	60,874	60,191	683	1.1%	63,489	66,424	65,044	(4,170)	(6.4%)
Mortgage banking, net	1,845	13,229	(11,384)	(86.1%)	9,007	5,493	5,407	(3,562)	(65.9%)
Capital market fees, net	2,378	5,187	(2,809)	(54.2%)	891	(136)	130	2,248	N/M
Bank owned life insurance income	3,586	4,509	(923)	(20.5%)	3,756	4,240	3,256	330	10.1%
Asset sale gains (losses), net	(1,986)	514	(2,500)	N/M	(2,354)	1,477	(1,641)	(345)	21.0%
Investment securities gains (losses), net	(22)	(1,883)	1,861	(98.8%)	3,365	(146)	23,581	(23,603)	(100.1%)
Other	5,507	2,950	2,557	86.7%	3,743	3,539	2,261	3,246	143.6%

Total noninterest income	72,182	84,697	(12,515)	(14.8%)	81,897	80,891	98,038	(25,856)	(26.4%)
Noninterest Expense
Personnel expense	88,930	83,912	5,018	6.0%	80,640	79,342	79,355	9,575	12.1%
Occupancy	15,275	12,899	2,376	18.4%	12,157	11,706	13,175	2,100	15.9%
Equipment	4,767	4,899	(132)	(2.7%)	4,637	4,450	4,385	382	8.7%
Data processing	7,534	7,047	487	6.9%	7,502	7,866	7,299	235	3.2%
Business development and advertising	4,943	4,870	73	1.5%	4,297	4,773	4,445	498	11.2%
Other intangible amortization	1,178	1,206	(28)	(2.3%)	1,206	1,254	1,253	(75)	(6.0%)
Legal and professional fees	4,482	5,353	(871)	(16.3%)	6,774	5,517	2,795	1,687	60.4%
Losses other than loans	6,297	7,470	(1,173)	(15.7%)	2,504	2,840	1,979	4,318	218.2%
Foreclosure/OREO expense	6,061	9,860	(3,799)	(38.5%)	7,349	8,906	7,729	(1,668)	(21.6%)
FDIC expense	8,244	11,095	(2,851)	(25.7%)	11,426	12,027	11,829	(3,585)	(30.3%)
Other	16,465	18,232	(1,767)	(9.7%)	18,088	16,357	17,615	(1,150)	(6.5%)

Total noninterest expense	164,176	166,843	(2,667)	(1.6%)	156,580	155,038	151,859	12,317	8.1%

Income (loss) before income taxes	30,729	5,714	25,015	N/M	15,221	(12,019)	(49,944)	80,673	N/M
Income tax expense (benefit)	7,876	(8,294)	16,170	N/M	917	(9,240)	(23,555)	31,431	N/M

Net income (loss)	22,853	14,008	8,845	63.1%	14,304	(2,779)	(26,389)	49,242	N/M
Preferred stock dividends and discount	7,413	7,400	13	0.2%	7,389	7,377	7,365	48	0.7%

Net income (loss) available to common equity	$15,440	$6,608	$8,832	133.7%	$6,915	$(10,156)	$(33,754)	$49,194	N/M

Earnings (Loss) Per Common Share:
Basic	$0.09	$0.04	$0.05	125.0%	$0.04	$(0.06)	$(0.20)	$0.29	N/M
Diluted	$0.09	$0.04	$0.05	125.0%	$0.04	$(0.06)	$(0.20)	$0.29	N/M

Average Common Shares Outstanding:
Basic	173,213	173,068	145	0.1%	172,989	172,921	165,842	7,371	4.4%
Diluted	173,217	173,072	145	0.1%	172,990	172,921	165,842	7,375	4.4%

N/M — Not meaningful.

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share and full time equivalent employee data)	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010

Summary of Operations
Net interest income	$153,723	$150,860	$153,904	$159,793	$169,222
Provision for loan losses	31,000	63,000	64,000	97,665	165,345
Asset sale gains (losses), net	(1,986)	514	(2,354)	1,477	(1,641)
Investment securities gains (losses), net	(22)	(1,883)	3,365	(146)	23,581
Noninterest income (excluding securities & asset gains)	74,190	86,066	80,886	79,560	76,098
Noninterest expense	164,176	166,843	156,580	155,038	151,859
Income (loss) before income taxes	30,729	5,714	15,221	(12,019)	(49,944)
Income tax expense (benefit)	7,876	(8,294)	917	(9,240)	(23,555)
Net income (loss)	22,853	14,008	14,304	(2,779)	(26,389)
Net income (loss) available to common equity	15,440	6,608	6,915	(10,156)	(33,754)
Taxable equivalent adjustment	5,440	5,721	5,914	5,966	6,034

Per Common Share Data
Net income (loss):
Basic	$0.09	$0.04	$0.04	$(0.06)	$(0.20)
Diluted	0.09	0.04	0.04	(0.06)	(0.20)
Dividends	0.01	0.01	0.01	0.01	0.01
Market Value:
High	$15.36	$15.49	$13.90	$16.10	$14.54
Low	13.83	12.57	11.96	12.26	11.48
Close	14.85	15.15	13.19	12.26	13.76
Book value	15.46	15.28	15.53	15.46	15.44
Tangible book value	9.97	9.77	10.02	9.93	9.90

Performance Ratios (annualized)
Earning assets yield	4.01%	3.89%	3.90%	4.10%	4.24%
Interest-bearing liabilities rate	0.89	0.98	1.03	1.10	1.11
Net interest margin	3.32	3.13	3.08	3.22	3.35
Return on average assets	0.43	0.25	0.25	(0.05)	(0.46)
Return on average equity	2.92	1.74	1.77	(0.35)	(3.40)
Return on average tangible common equity (1)	3.67	1.52	1.58	(2.37)	(8.17)
Efficiency ratio (2)	70.36	68.76	65.05	63.20	60.42
Effective tax rate (benefit)	25.63	(145.13)	6.03	(76.88)	(47.16)
Dividend payout ratio (3)	11.11	25.00	25.02	N/M	N/M

Average Balances
Assets	$21,336,858	$22,034,041	$22,727,208	$22,598,695	$23,151,767
Earning assets	19,297,866	19,950,784	20,660,498	20,598,637	21,075,408
Interest-bearing liabilities	14,907,465	15,476,002	16,376,904	16,408,718	16,970,884
Loans (4)	12,673,844	12,587,702	12,855,791	13,396,710	13,924,978
Deposits	14,245,614	16,452,473	17,138,105	17,056,193	17,143,924
Wholesale funding	3,883,122	2,311,016	2,326,469	2,343,119	2,837,001
Common stockholders’ equity	2,657,956	2,681,813	2,693,735	2,674,097	2,633,680
Stockholders’ equity	3,172,636	3,195,657	3,206,742	3,186,295	3,145,074
Common stockholders’ equity / assets	12.46%	12.17%	11.85%	11.83%	11.38%
Stockholders’ equity / assets	14.87%	14.50%	14.11%	14.10%	13.58%

At Period End
Assets	$21,473,565	$21,785,596	$22,525,286	$22,760,059	$23,107,636
Loans	12,655,322	12,616,735	12,372,393	12,601,916	13,299,321
Allowance for loan losses	454,461	476,813	522,018	567,912	575,573
Goodwill	929,168	929,168	929,168	929,168	929,168
Mortgage servicing rights, net	62,243	63,909	59,483	65,629	64,190
Other intangible assets	22,957	24,135	25,341	26,547	27,801
Deposits	14,023,643	15,225,393	16,804,860	16,970,199	17,496,787
Wholesale funding	4,031,982	3,160,987	2,252,934	2,357,097	2,219,543
Stockholders’ equity	3,194,714	3,158,791	3,200,849	3,186,127	3,180,509
Stockholders’ equity / assets	14.88%	14.50%	14.21%	14.00%	13.76%
Tangible common equity / tangible assets (5)	8.42%	8.12%	8.03%	7.88%	7.73%
Tangible equity/tangible assets (6)	10.93%	10.59%	10.41%	10.23%	10.04%
Tier 1 common equity / risk-weighted assets (7)	12.65%	12.26%	12.31%	12.00%	11.43%
Tier 1 leverage ratio	11.65%	11.19%	10.78%	10.80%	10.57%
Tier 1 risk-based capital ratio	18.08%	17.58%	17.68%	17.25%	16.40%
Total risk-based capital ratio	19.56%	19.05%	19.16%	19.02%	18.15%
Shares outstanding, end of period	173,274	173,112	173,019	172,955	172,880

Selected trend information
Average full time equivalent employees	4,929	4,865	4,827	4,766	4,777
Trust assets under management, at market value	$5,900,000	$5,700,000	$5,400,000	$5,100,000	$5,500,000
Mortgage loans originated for sale during period	290,013	629,978	727,868	501,965	454,746
Mortgage portfolio serviced for others	7,476,000	7,453,000	7,860,000	7,822,000	7,751,000
Mortgage servicing rights, net / Portfolio serviced for others	0.83%	0.86%	0.76%	0.84%	0.83%

N/M — Not meaningful.

(1)	Return on average tangible common equity = Net income available to common equity divided by average common equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.

(2)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.

This is a non-GAAP financial measure.

(3)	Ratio is based upon basic earnings per common share.

(4)	Loans held for sale have been included in the average balances.

(5)	Tangible common equity to tangible assets = Common stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets.

This is a non-GAAP financial measure.

(6)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets.

This is a non-GAAP financial measure.

(7)	Tier 1 common equity to risk-weighted assets = Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities divided by risk-weighted assets. This is a non-GAAP financial measure.

Selected Asset Quality Information
Associated Banc-Corp

			Mar11 vs Dec10				Mar11 vs Mar10
(in thousands)	Mar 31, 2011	Dec 31, 2010	% Change	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	% Change

Allowance for Loan Losses
Beginning balance	$476,813	$522,018	(8.7%)	$567,912	$575,573	$573,533	(16.9%)
Provision for loan losses	31,000	63,000	(50.8%)	64,000	97,665	165,345	(81.3%)
Charge offs	(65,156)	(118,368)	(45.0%)	(122,327)	(113,170)	(174,627)	(62.7%)
Recoveries	11,804	10,163	16.1%	12,433	7,844	11,322	4.3%

Net charge offs	(53,352)	(108,205)	(50.7%)	(109,894)	(105,326)	(163,305)	(67.3%)

Ending balance	$454,461	$476,813	(4.7%)	$522,018	$567,912	$575,573	(21.0%)

Reserve for losses on unfunded commitments	$17,800	$17,374	2.5%	$16,274	$14,616	$14,616	21.8%

			Mar11 vs Dec10				Mar11 vs Mar10
Net Charge Offs	Mar 31, 2011	Dec 31, 2010	% Change	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	% Change

Commercial and industrial	$4,314	$27,041	(84.0%)	$4,274	$5,557	$63,699	(93.2%)
Commercial real estate	7,873	20,103	(60.8%)	28,517	37,004	21,328	(63.1%)
Real estate — construction	11,936	31,879	(62.6%)	60,488	46,135	60,186	(80.2%)
Lease financing	28	9,159	(99.7%)	826	297	774	(96.4%)

Total commercial	24,151	88,182	(72.6%)	94,105	88,993	145,987	(83.5%)
Home equity	14,322	14,541	(1.5%)	10,875	11,213	11,769	21.7%
Installment (1)	12,670	2,369	N/M	1,640	1,887	2,222	N/M

Total retail	26,992	16,910	59.6%	12,515	13,100	13,991	92.9%
Residential mortgage	2,209	3,113	(29.0%)	3,274	3,233	3,327	(33.6%)

Total net charge offs	$53,352	$108,205	(50.7%)	$109,894	$105,326	$163,305	(67.3%)

Net Charge Offs to Average
Loans (in basis points) *	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010

Commercial and industrial	60	364	57	73	795
Commercial real estate	94	231	319	398	230
Real estate — construction	888	1,820	2,598	1,582	1,780
Lease financing	20	5,051	416	141	341

Total commercial	142	488	498	444	698
Home equity	227	231	175	183	190
Installment	759	131	74	83	98

Total retail	338	209	148	156	166
Residential mortgage	35	56	65	65	67

Total net charge offs	171	341	339	315	476

			Mar11 vs Dec10				Mar11 vs Mar10
Credit Quality	Mar 31, 2011	Dec 31, 2010	% Change	Sept 30, 2010	Jun 30, 2010	Mar 31, 2010	% Change

Nonaccrual loans	$488,321	$574,356	(15.0%)	$727,877	$975,641	$1,180,185	(58.6%)
Other real estate owned (OREO)	49,019	44,330	10.6%	53,101	51,223	62,220	(21.2%)

Total nonperforming assets	$537,340	$618,686	(13.1%)	$780,978	$1,026,864	$1,242,405	(56.8%)

Loans 90 or more days past due and still accruing	9,380	3,418	174.4%	26,593	3,207	6,353	47.6%
Restructured loans (accruing)	88,193	79,935	10.3%	62,778	40,865	23,420	276.6%

Allowance for loan losses / loans	3.59%	3.78%		4.22%	4.51%	4.33%
Allowance for loan losses / nonaccrual loans	93.07	83.02		71.72	58.21	48.77
Nonaccrual loans / total loans	3.86	4.55		5.88	7.74	8.87
Nonperforming assets / total loans plus OREO	4.23	4.89		6.29	8.12	9.30
Nonperforming assets / total assets	2.50	2.84		3.47	4.51	5.38
Net charge offs / average loans (annualized)	1.71	3.41		3.39	3.15	4.76
Year-to-date net charge offs / average loans	1.71	3.69		3.78	3.97	4.76

Nonaccrual loans by type:
Commercial and industrial	$76,780	$99,845	(23.1%)	$156,697	$184,173	$176,540	(56.5%)
Commercial real estate	186,547	223,927	(16.7%)	275,586	351,883	355,130	(47.5%)
Real estate — construction	84,903	94,929	(10.6%)	132,425	279,710	486,704	(82.6%)
Lease financing	15,270	17,080	(10.6%)	26,922	27,953	29,466	(48.2%)

Total commercial	363,500	435,781	(16.6%)	591,630	843,719	1,047,840	(65.3%)
Home equity	49,618	51,712	(4.0%)	50,901	41,749	40,550	22.4%
Installment	4,949	10,544	(53.1%)	8,757	6,032	6,055	(18.3%)

Total retail	54,567	62,256	(12.4%)	59,658	47,781	46,605	17.1%
Residential mortgage	70,254	76,319	(7.9%)	76,589	84,141	85,740	(18.1%)

Total nonaccrual loans	$488,321	$574,356	(15.0%)	$727,877	$975,641	$1,180,185	(58.6%)

N/M — Not meaningful.

*	Annualized.

(1)	Charge offs for the three months ended March 31, 2011, include $10 million related to installment loans transferred to held for sale.

Selected Asset Quality Information (continued)
Associated Banc-Corp

			Mar11 vs Dec10				Mar11 vs Mar10
(in thousands)	Mar 31, 2011	Dec 31, 2010	% Change	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	% Change

Restructured loans (accruing)
Commercial and industrial	$16,047	$9,980	60.8%	$620	$635	$—	N/M
Commercial real estate	34,166	15,612	118.8%	23,387	7,820	—	N/M
Real estate — construction	7,859	22,532	(65.1%)	7,076	4,835	763	N/M
Lease financing	—	—	0.0%	—	—	—	N/M

Total commercial	58,072	48,124	20.7%	31,083	13,290	763	N/M
Home equity	11,630	11,741	(0.9%)	10,269	3,601	6,482	79.4%
Installment	1,149	692	66.0%	793	560	300	283.0%

Total retail	12,779	12,433	2.8%	11,062	4,161	6,782	88.4%
Residential mortgage	17,342	19,378	(10.5%)	20,633	23,414	15,875	9.2%

Total restructured loans (accruing)	$88,193	$79,935	10.3%	$62,778	$40,865	$23,420	276.6%

Restructured loans in nonaccrual loans (not included above)	$49,352	$35,939	37.3%	$32,657	$48,215	$9,862	400.4%

			Mar11 vs Dec10				Mar11 vs Mar10
Loans Past Due 30-89 Days	Mar 31, 2011	Dec 31, 2010	% Change	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	% Change

Commercial and industrial	$36,205	$33,013	9.7%	$14,505	$40,415	$51,042	(29.1%)
Commercial real estate	40,537	46,486	(12.8%)	56,710	50,721	69,836	(42.0%)
Real estate — construction	3,410	8,016	(57.5%)	12,225	23,368	13,805	(75.3%)
Lease financing	135	132	2.3%	168	628	98	37.8%

Total commercial	80,287	87,647	(8.4%)	83,608	115,132	134,781	(40.4%)
Home equity	14,808	13,886	6.6%	20,044	15,869	12,919	14.6%
Installment	2,714	9,624	(71.8%)	10,536	6,567	4,794	(43.4%)

Total retail	17,522	23,510	(25.5%)	30,580	22,436	17,713	(1.1%)
Residential mortgage	7,940	8,722	(9.0%)	10,065	11,110	12,786	(37.9%)

Total loans past due 30-89 days	$105,749	$119,879	(11.8%)	$124,253	$148,678	$165,280	(36.0%)

			Mar11 vs Dec10				Mar11 vs Mar10
Potential Problem Loans	Mar 31, 2011	Dec 31, 2010	% Change	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	% Change

Commercial and industrial	$348,949	$354,284	(1.5%)	$373,955	$482,686	$505,903	(31.0%)
Commercial real estate	465,376	492,778	(5.6%)	553,126	553,316	565,969	(17.8%)
Real estate — construction	70,824	91,618	(22.7%)	175,817	203,560	262,572	(73.0%)
Lease financing	1,705	2,617	(34.8%)	2,302	6,784	5,158	(66.9%)

Total commercial	886,854	941,297	(5.8%)	1,105,200	1,246,346	1,339,602	(33.8%)
Home equity	4,737	3,057	55.0%	6,495	7,778	7,446	(36.4%)
Installment	230	703	(67.3%)	692	725	1,103	(79.1%)

Total retail	4,967	3,760	32.1%	7,187	8,503	8,549	(41.9%)
Residential mortgage	19,710	18,672	5.6%	19,416	17,304	19,591	0.6%

Total potential problem loans	$911,531	$963,729	(5.4%)	$1,131,803	$1,272,153	$1,367,742	(33.4%)

N/M — Not meaningful.

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Three months ended March 31, 2011			Three months ended March 31, 2010
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$6,907,941	$76,444	4.48%	$8,478,259	$89,895	4.29%
Residential mortgage	2,527,035	27,147	4.31	2,019,855	25,471	5.06
Retail	3,238,868	39,992	4.98	3,426,864	44,733	5.27

Total loans	12,673,844	143,583	4.58	13,924,978	160,099	4.65
Investment Securities	5,858,293	46,993	3.21	5,725,781	60,102	4.20
Other short-term investments	765,729	1,458	0.76	1,424,649	1,773	0.50

Investments and other	6,624,022	48,451	2.93	7,150,430	61,875	3.46

Total earning assets	19,297,866	192,034	4.01	21,075,408	221,974	4.24
Other assets, net	2,038,992			2,076,359

Total assets	$21,336,858			$23,151,767

Interest-bearing liabilities:
Savings deposits	$917,053	$264	0.12%	$858,440	$250	0.12%
Interest-bearing demand deposits	1,764,439	631	0.15	2,920,510	1,779	0.25
Money market deposits	5,149,261	4,688	0.37	6,242,934	8,221	0.53
Time deposits, excluding Brokered CDs	2,815,301	11,616	1.67	3,451,638	17,453	2.05

Total interest-bearing deposits, excluding Brokered CDs	10,646,054	17,199	0.66	13,473,522	27,703	0.83
Brokered CDs	378,289	1,050	1.13	660,361	1,042	0.64

Total interest-bearing deposits	11,024,343	18,249	0.67	14,133,883	28,745	0.82
Wholesale funding	3,883,122	14,622	1.52	2,837,001	17,973	2.55

Total interest-bearing liabilities	14,907,465	32,871	0.89	16,970,884	46,718	1.11
Noninterest-bearing demand deposits	3,221,271			3,010,041
Other liabilities	35,486			25,768
Stockholders’ equity	3,172,636			3,145,074

Total liabilities and stockholders’ equity	$21,336,858			$23,151,767

Net interest income and rate spread (1)		$159,163	3.12%		$175,256	3.13%

Net interest margin (1)			3.32%			3.35%
Taxable equivalent adjustment		$5,440			$6,034

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Three months ended March 31, 2011			Three months ended December 31, 2010
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate

Earning assets:
Loans: (1) (2) (3)
Commercial	$6,907,941	$76,444	4.48%	$7,161,913	$81,120	4.50%
Residential mortgage	2,527,035	27,147	4.31	2,214,502	24,887	4.49
Retail	3,238,868	39,992	4.98	3,211,287	41,267	5.11

Total loans	12,673,844	143,583	4.58	12,587,702	147,274	4.65
Investment Securities	5,858,293	46,993	3.21	5,598,564	45,461	3.25
Other short-term investments	765,729	1,458	0.76	1,764,518	2,078	0.48

Investments and other	6,624,022	48,451	2.93	7,363,082	47,539	2.58

Total earning assets	19,297,866	192,034	4.01	19,950,784	194,813	3.89
Other assets, net	2,038,992			2,083,257

Total assets	$21,336,858			$22,034,041

Interest-bearing liabilities:
Savings deposits	$917,053	$264	0.12%	$908,625	$319	0.14%
Interest-bearing demand deposits	1,764,439	631	0.15	2,733,728	1,345	0.20
Money market deposits	5,149,261	4,688	0.37	6,027,526	7,202	0.47
Time deposits, excluding Brokered CDs	2,815,301	11,616	1.67	3,057,052	12,986	1.69

Total interest-bearing deposits, excluding Brokered CDs	10,646,054	17,199	0.66	12,726,931	21,852	0.68
Brokered CDs	378,289	1,050	1.13	438,055	1,187	1.07

Total interest-bearing deposits	11,024,343	18,249	0.67	13,164,986	23,039	0.69
Wholesale funding	3,883,122	14,622	1.52	2,311,016	15,193	2.62

Total interest-bearing liabilities	14,907,465	32,871	0.89	15,476,002	38,232	0.98
Noninterest-bearing demand deposits	3,221,271			3,287,487
Other liabilities	35,486			74,895
Stockholders’ equity	3,172,636			3,195,657

Total liabilities and stockholders’ equity	$21,336,858			$22,034,041

Net interest income and rate spread (1)		$159,163	3.12%		$156,581	2.91%

Net interest margin (1)			3.32%			3.13%
Taxable equivalent adjustment		$5,440			$5,721

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Financial Summary and Comparison
Associated Banc-Corp

			Mar11 vs Dec10				Mar11 vs Mar10
Period End Loan Composition	Mar 31, 2011	Dec 31, 2010	% Change	Sept 30, 2010	Jun 30, 2010	Mar 31, 2010	% Change

Commercial and industrial	$2,972,651	$3,049,752	(2.5%)	$2,989,238	$2,969,662	$3,099,265	(4.1%)
Commercial real estate — owner occupied	1,027,826	1,049,798	(2.1%)	1,086,258	1,131,687	1,156,318	(11.1%)
Commercial real estate — all other	2,354,655	2,339,415	0.7%	2,408,084	2,445,029	2,542,821	(7.4%)
Real estate — construction	525,236	553,069	(5.0%)	736,387	925,697	1,281,868	(59.0%)
Lease financing	56,458	60,254	(6.3%)	74,690	82,375	87,568	(35.5%)

Total commercial	6,936,826	7,052,288	(1.6%)	7,294,657	7,554,450	8,167,840	(15.1%)
Home equity	2,576,736	2,523,057	2.1%	2,457,461	2,455,181	2,468,587	4.4%
Installment	605,767	695,383	(12.9%)	721,480	749,588	759,025	(20.2%)

Total retail	3,182,503	3,218,440	(1.1%)	3,178,941	3,204,769	3,227,612	(1.4%)
Residential mortgage	2,535,993	2,346,007	8.1%	1,898,795	1,842,697	1,903,869	33.2%

Total loans	$12,655,322	$12,616,735	0.3%	$12,372,393	$12,601,916	$13,299,321	(4.8%)

Period End Deposit and Customer			Mar11 vs Dec10				Mar11 vs Mar10
Funding Composition	Mar 31, 2011	Dec 31, 2010	% Change	Sept 30, 2010	Jun 30, 2010	Mar 31, 2010	% Change

Demand	$3,285,604	$3,684,965	(10.8%)	$3,054,121	$2,932,599	$3,023,247	8.7%
Savings	973,122	887,236	9.7%	902,077	913,146	897,740	8.4%
Interest-bearing demand	1,755,367	1,870,664	(6.2%)	2,921,700	2,745,541	2,939,390	(40.3%)
Money market	4,968,510	5,434,867	(8.6%)	6,312,912	6,554,559	6,522,901	(23.8%)
Brokered CDs	324,045	442,640	(26.8%)	442,209	571,626	742,119	(56.3%)
Other time deposits	2,716,995	2,905,021	(6.5%)	3,171,841	3,252,728	3,371,390	(19.4%)

Total deposits	14,023,643	15,225,393	(7.9%)	16,804,860	16,970,199	17,496,787	(19.9%)
Customer repo sweeps	1,048,516	563,884	85.9%	209,866	184,043	188,314	N/M
Customer repo term	887,434	—	N/M	—	—	—	N/M

Total customer funding	1,935,950	563,884	243.3%	209,866	184,043	188,314	N/M

Total deposits and customer funding	$15,959,593	$15,789,277	1.1%	$17,014,726	$17,154,242	$17,685,101	(9.8%)

Network transaction deposits included above in interest-bearing demand and money market	936,688	1,144,134	(18.1%)	1,970,050	$2,698,204	$2,641,648	(64.5%)

N/M — Not meaningful.